Exhibit 99.1

VirTra to Hold Second Quarter 2020 Earnings Call and 2020 Virtual Annual Meeting of Stockholders on Tuesday, August 11, 2020

Earnings Call to Commence at 4:30 p.m. ET, Followed by Virtual Annual Meeting of Stockholders at 5:30 p.m. ET

TEMPE, Ariz., July 31, 2020 (GLOBE NEWSWIRE) — VirTra, Inc. (NASDAQ: VTSI), a global provider of training simulators for the law enforcement, military, educational, and commercial markets, will hold a conference call on Tuesday, August 11, 2020 at 4:30 p.m. Eastern time to discuss its financial results for the second quarter ended June 30, 2020.

Second Quarter 2020 Earnings Call

VirTra management will host the conference call, followed by a question and answer period. Financial results will be issued in a press release prior to the call.

Date: Tuesday, August 11, 2020

Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)

U.S. dial-in number: 844-602-0380

International number: 862-298-0970

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the company’s website.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through August 25, 2020.

Toll-free replay number: 877-481-4010

International replay number: 919-882-2331

Replay ID: 35813

2020 Virtual Annual Meeting of Stockholders

Due to the ongoing public health impact of the COVID-19 pandemic and in order to prioritize the health and wellbeing of the company’s stockholders, employees, and other meeting participants, the company will host its Annual Meeting solely by means of remote communication.

The Annual Meeting will be held virtually on Tuesday, August 11, 2020 at 5:30 p.m. Eastern time (2:30 p.m. local time) and accessible via a live webcast here.

Shareholders of record at the close of business on Monday, June 22, 2020 will be entitled to vote. Proxy materials and voting instructions can be found on the investor relations section of the company’s website and here.

About VirTra

VirTra (NASDAQ: VTSI) is a global provider of judgmental use of force training simulators, firearms training simulators and driving simulators for the law enforcement, military, educational and commercial markets. The company’s patented technologies, software, and scenarios provide intense training for de-escalation, judgmental use-of-force, marksmanship and related training that mimics real-world situations. VirTra’s mission is to save and improve lives worldwide through practical and highly effective virtual reality and simulator technology. Learn more about the company at www.VirTra.com.

Investor Relations Contact:

Matt Glover or Charlie Schumacher

VTSI@gatewayir.com

949-574-3860